Exhibit 10.20

NUCO2 MANAGEMENT LLC,
as Transaction Manager

NUCO2 FUNDING LLC,
as Master Issuer

and

NUCO2 LLC, NUCO2 SUPPLY LLC and NUCO2 IP LLC,
as Issuer Subsidiaries

TRANSACTION MANAGEMENT AGREEMENT

Dated as of May 28, 2008

TABLE OF CONTENTS

(continued)

		Page

Section 8.15	Limitation on Payment	21
Section 8.16	Status of Parties	21
Section 8.17	Limitations on Authority	21
Section 8.18	Headings and Captions	21

ii

TRANSACTION MANAGEMENT AGREEMENT

This TRANSACTION MANAGEMENT AGREEMENT (the “Transaction Management Agreement”) is dated as of May 28, 2008, and is by and among NUCO2 MANAGEMENT LLC, a Delaware limited liability company (the “Transaction Manager”), NUCO2 FUNDING LLC, a Delaware limited liability company (the “Master Issuer”), NUCO2 LLC, a Delaware limited liability company (the “Contract Holder”), NUCO2 SUPPLY LLC, a Delaware limited liability company (the “Equipment Holder”) and NUCO2 IP LLC, a Delaware limited liability company (the “IP Holder” and together with Contract Holder and Equipment Holder, the “Issuer Subsidiaries” and each an “Issuer Subsidiary”).

PRELIMINARY STATEMENT

WHEREAS, the Transaction Manager, the Master Issuer and each of the Issuer Subsidiaries desire to set forth the terms upon which the Transaction Manager will provide the Transaction Management Services (as defined in Section 2.1(a) below) and the Transaction Servicing Services (as defined in Section 2.1(c) below) for the Master Issuer and the Issuer Subsidiaries.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.  Defined Terms.

(a)           Except as otherwise expressly provided herein or unless the context otherwise requires, the capitalized terms used, but not defined, herein shall have the respective meanings specified in Annex A of that certain base indenture, dated as of May 28, 2008 by and among the Master Issuer, the Issuer Subsidiaries and U.S. Bank National Association, as trustee, administrative agent and securities intermediary, as supplemented by that certain Series 2008-1 Supplement dated as of the same date (collectively, the “Indenture”), which is incorporated herein by this reference.  The definitions of such terms are equally applicable both to the singular and plural forms of such terms.  As used in this Agreement, “Intercompany Agreement MAE” shall mean a material adverse effect on (i) the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Co-Issuers or (ii) the ability of the Co-Issuers to perform (A) their obligations under any of the Intercompany Agreements or (B) their obligations under the Customer Contracts (taken as a whole). As used in this Agreement, “Intercompany Agreement” shall mean any of this Agreement, the Employee Services Agreement, the Securitization IP License Agreement, the First Tier Contribution Agreement, the Delivery and Customer Services Agreement, the Master Management Agreement, any Second-

Tier Contribution Agreement and any other agreement entered into by and between the Affiliates of NuCO2 pursuant to or related to the Indenture.

(b)           All references in this instrument to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed or if amended or supplemented, as so amended and supplemented.  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Transaction Management Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.  The words “including” and “include” shall be deemed to be followed by the words “without limitation”.

ARTICLE II.

DUTIES OF THE TRANSACTION MANAGER

Section 2.1.  Nature of Services.

(a)           Transaction Management Services.  The Master Issuer and each Issuer Subsidiary (collectively, the “Securitization Entities” and each a “Securitization Entity”) hereby appoint the Transaction Manager, as manager, to provide, and the Transaction Manager hereby accepts such appointment and agrees to perform, all of the following services (the “Transaction Management Services”) in accordance with the terms of this Transaction Management Agreement, including the standards set forth in Section 2.1(b) hereof, for the benefit of the Securitization Entities:

(i)            calculating and compiling information required in connection with any report to be delivered by the Securitization Entities pursuant to the Related Documents, except for certain reports prepared pursuant to Section 2.1(c) hereof;

(ii)           preparing and filing of all tax returns, tax reports and any other tax-related statements required to be prepared by any of the Securitization Entities;

(iii)          monitoring industry conditions and advising the Issuer Subsidiaries regarding the adoption of practices (including revisions to collection and servicing policies) to meet changing needs of Customers;

(iv)          recommending and assisting in the implementation of quality control standards;

(v)           advising the Securitization Entities regarding business strategy and the continued development and expansion by the Contract Holder of its Customer base and the products and services offered to such Customers, including causing adequate capital, to the extent available, to be expended in connection therewith;

(vi)          complying with, or causing each of the Securitization Entities to comply with and to perform, its obligations under each of the Related Documents and the related Collateral Bulk Gases Business Documents;

(vii)         performing the obligations and exercising the rights of the Securitization Entities under the Third Party IP License Agreements; acquiring, developing, maintaining, protecting and enforcing, and undertaking such other duties and services as may be necessary in connection with, the Securitization IP on behalf of the Securitization Entities; and taking all reasonable measures to maintain confidentiality and to prevent non-confidential disclosures of Know-How included in the Securitization IP and Know-How of each of the Securitization Entities;

(viii)        performing or causing each of the Securitization Entities to cause to be performed certain administrative services, including bookkeeping and accounting services, payroll services and other services; and

(ix)           performing or causing each of the Securitization Entities to perform all other matters in managing the Bulk Gases Business not expressly reserved to the Securitization Entities.

The list of Transaction Management Services may be amended from time to time by mutual agreement of the Transaction Manager, the Master Manager and the Securitization Entities; provided, that any amendment to reduce the scope of existing Transaction Management Services shall require the prior consent of the Control Party.

(b)           Transaction Manager’s Standard of Performance for Transaction Management Services.  The Transaction Manager shall perform the Transaction Management Services in a manner that (i)(A) is in accordance with the practices of NuCO2 Inc. immediately prior to the Closing Date and (B) to the extent of changed circumstances, practices, technologies, strategies or implementation methods, procedures and degrees of care, is at least equal or superior to that employed by third parties generally recognized as competent managers of businesses and assets of a nature reasonably similar to those managed hereunder; (ii) would enable the Transaction Manager to cause compliance by the Securitization Entities in all material respects with all of the duties and obligations of the Securitization Entities under the Related Documents and the Collateral Bulk Gases Business Documents; (iii) is in compliance in all material respects with the Customer Contracts, Third Party IP License Agreements, Delivery Truck Leases, Real Estate Leases, Supply Contracts and other agreements and arrangements with Customers and other parties; and (iv) is in compliance in all material respects with all applicable Requirements of Law (collectively, the “Transaction Management Standard”).  To the extent that the Transaction Management Standard is modified as a result of a change described in sub-clause (i)(B) of the definition thereof, such change will be described in the next following Monthly Manager’s Certificate.

(c)           Transaction Servicing Services.  The Securitization Entities hereby appoint the Transaction Manager, as manager, to provide, and the Transaction Manager hereby accepts such appointment and agrees to perform, all of the following services (the “Transaction Servicing

Services”, together with the Transaction Management Services, the “Transaction Services”) in accordance with the standards set forth in Section 2.1(d) hereof, as agent for and on behalf of the Securitization Entities:

(i)             establishing and maintaining all deposit and other accounts required under, and in compliance with, the Indenture Documents and taking all actions required of the Co-Issuers and/or the Transaction Manager in connection with such accounts under the Indenture Documents;

(ii)            calculating and compiling financial information required in connection with each report or financial statement to be delivered by the Co-Issuers or the Transaction Manager pursuant to the Indenture, and requesting information from the Administrative Agent, Trustee or other relevant party as may be necessary for such reports;

(iii)           preparing, executing and delivering the Weekly Manager’s Certificate, the Monthly Manager’s Certificate, each Noteholders’ Statement, each Quarterly Customer Contracts Report and each Compliance Certificate, in reasonable detail as required by the Indenture, and all directions for payments among the Co-Issuers, the Employee Company, in its individual capacity and in its capacity as Transaction Manager and third parties in accordance with the terms of the Related Documents;

(iv)           preparing each renewal notice of the term for this Transaction Management Agreement, the Master Management Agreement, the Delivery and Customer Services Agreement and the Employee Services Agreement for execution by the party with the right of renewal;

(v)            preparing and delivering drawing notices with respect to advances under any Notes, and advising the Co-Issuers of the conditions to such advances to be satisfied and assembling and delivering all required deliverable items in satisfaction of such conditions;

(vi)           managing all aspects of the Co-Issuers’ rights and servicing all of the Co-Issuers’ obligations under the e-payables and purchase card program currently existing with Bank of America and each replacement therefor;

(vii)          performing such other activities as are customarily performed by financial servicers; and

(viii)        performing such other matters reasonably incidental to the foregoing.

(d)           Transaction Manager’s Standard of Performance for Transaction Servicing Services.  The Transaction Manager shall perform the Transaction Servicing Services (i) using a standard of care that (A) has heretofore been employed by NuCO2 Inc. in the servicing of its revolving financing facilities and term note issuances and (B) to the extent of changed circumstances, practices, technologies, strategies or implementation methods, procedures and degrees of care, is at least equal or superior to that employed by third parties generally recognized as competent servicers engaged in the business of delivering services similar to the Transaction Servicing Services; (ii) would enable the Co-Issuers to comply in all material respects with all of the Indenture Documents; and (iii) is in compliance in all material respects with all applicable Requirements of Law (collectively, the “Transaction Servicing Standard”).

To the extent that the Transaction Servicing Standard is modified as a result of a change described in sub-clause (i)(B) of the definition thereof, such change shall be described in the next following Monthly Manager’s Certificate.

(e)           Discretionary Powers.  The Transaction Manager shall exercise all discretionary powers involved in connection with the Transaction Services, subject to the terms hereof, and shall be required to, except as may otherwise be provided herein, pay at its sole cost and expense all costs and expenses incurred in connection therewith that may be necessary or advisable for the carrying out of the transactions contemplated by this Transaction Management Agreement.  The Transaction Manager may, for its own account, seek the assistance of other Persons in carrying out any and all of its duties hereunder and may enter into sub-management agreements in connection therewith; provided, that the Transaction Manager will at all times remain liable for the performance of the Transaction Services provided herein.

(f)            No Financial Liability.  No provision of this Transaction Management Agreement will require the Transaction Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Transaction Manager has reasonable grounds for believing that repayment of such funds, or adequate indemnity against such risk or liability, is not compensated by the payment of the Transaction Management Fee or for the reimbursement of expenses and is otherwise not reasonably assured or provided to it.  Further, the Transaction Manager will not be obligated to perform any services not enumerated or otherwise contemplated under this Transaction Management Agreement, unless the Transaction Manager determines that it is more likely than not that it will be reimbursed for all of its expenses incurred in connection with such performance.

(g)           Approvals.  Subject to the last paragraph of Section 2.1(a), the Transaction Manager shall consult with and obtain approval from the Master Issuer, Contract Holder, Equipment Holder or IP Holder, as the case may be, for any action that is not within the scope of the Transaction Services.  The Transaction Manager shall not have any authority to (A) enter into on behalf of a Securitization Entity (or cause such Securitization Entity to enter into) (1) any contract in violation of any provisions of the Related Documents or (2) any amendment, modification, supplement or waiver, or consent under, any of the Related Documents, unless so authorized by the written direction of such Securitization Entity, (B) enter into any transaction requiring the prior approval of all or any Member of a Securitization Entity under such Securitization Entity’s Organizational Documents, (C) take any action pursuant to this Transaction Management Agreement on behalf of the Securitization Entities which is inconsistent with, or would cause any of the Securitization Entities to be in breach of, a provision of any of the Related Documents or any Requirements of Law.  Notwithstanding the foregoing, to the extent not expressly delegated to the Transaction Manager hereunder, the Member of each Securitization Entity retains full power and authority (subject to Section 6(c) of the Replacement Management Agreement) to direct the management of such Securitization Entity in accordance with its Organizational Documents and the laws of the State of Delaware.

(h)           Principal Place of Business.  All activities hereunder by the Transaction Manager shall be conducted from the Transaction Manager’s principal place of business identified in Section 8.1 hereof, or at such other location, provided the Securitization Entities, the Rating

Agencies, the Trustee, the Administrative Agent and the Replacement Manager are provided 30 days’ prior written notice with respect to such other location.

(i)            Registration and Enforcement of the Securitization IP.  In furtherance of its duties hereunder, the Transaction Manager shall perform the following duties, including,

(i)            As attorney-in-fact for IP Holder, the Transaction Manager shall prosecute and maintain the applications and registrations held by IP Holder and any future registrations resulting or derivative therefrom in the United States, including by assuring the continued use of the applicable Securitization IP as required by applicable Requirements of Law with the exception of such Securitization IP that is no longer used in, or of benefit to the business of the IP Holder or any of its licensees.  Nonetheless, ownership of the Securitization IP and all goodwill generated by use of the Securitization IP by the Transaction Manager shall inure to the benefit of IP Holder.  As between the Transaction Manager, on the one hand, and the Securitization Entities, on the other hand, all Securitization IP, including all After-Acquired IP Assets and all rights of the IP Holder under the Third Party IP License Agreements, shall be owned or held exclusively and separately by the IP Holder.  Nothing herein shall be deemed to vest in the Transaction Manager any right, title or interest, including any ownership interest, in or to the Securitization IP.  The Transaction Manager shall assign and transfer, and hereby does irrevocably assign, transfer, convey and relinquish to the IP Holder all right, title and interest in and to any Securitization IP that the Transaction Manager may acquire or develop and will take all measures required or reasonably requested by the IP Holder to record any such assignments at the Transaction Manager’s sole cost and expense.  All use of the Securitization IP hereunder, and any goodwill arising from the use of the Trademarks included in the Securitization IP hereunder, shall inure solely to the benefit of the IP Holder, and the Transaction Manager agrees to execute any and all documents that may be submitted to the Transaction Manager reasonably necessary to carry out the intention of this covenant.  This covenant shall survive termination of this Transaction Management Agreement for any reason.  The Transaction Manager also agrees that any Third Party IP License Agreement included in the After-Acquired IP Assets shall be entered into in the name of the IP Holder and not the Transaction Manager.

(ii)           The Transaction Manager shall neither assert nor assist any third party in asserting any independent rights in the Securitization IP (or any other designations confusingly similar thereto) in the Territory for any goods or services.  IP Holder shall provide written notice to the Transaction Manager if it intends to abandon any applications for the registration of any Trademark.  The Transaction Manager acknowledges the critical importance of exercising quality control over the nature and quality of the goods and services offered under the Securitization IP in order to preserve the continued integrity and validity of the Securitization IP and to protect the goodwill associated with the Securitization IP.  The Transaction Manager shall exercise quality control over the use of the Securitization IP (including with respect to the use of the Securitization IP by any sub-licensee) to a degree reasonably necessary to maintain such quality.  The Transaction Manager acknowledges the quality of the products heretofore sold or provided under the Securitization IP and adopts and shall enforce the standards of such quality.  The Transaction Manager shall comply, and shall require all sub-licensees to comply, with all notice and marking Requirements of Law or regulation applicable to or necessary for the protection of the Securitization IP.  The Transaction Manager and IP Holder shall notify each other promptly after learning of a possible infringement of the Securitization IP or of any imitation, unauthorized possession, knowledge, or use of the Securitization IP or of any claim by a third party that the Securitization IP may be infringing on the rights of a third party.

(iii)          The Transaction Manager shall be responsible for the protection, policing and defense of the Securitization IP and shall take all reasonable steps in this regard, including preparing and following up on demand and notice letters and addressing third-party infringement of the Securitization IP.

(iv)          IP Holder hereby authorizes the Transaction Manager to institute legal proceedings against any third party that is reasonably believed to be infringing the Securitization IP.  Furthermore, the Transaction Manager shall defend any action brought by a third party against either IP Holder or the Transaction Manager, or both, seeking to invalidate or otherwise challenging the validity of any of the Securitization IP.  The Transaction Manager shall bear all costs related to bringing or defending any such action which shall be reimbursed to the Transaction Manager by IP Holder as Operating Expenses.  The Transaction Manager shall not settle or compromise any claim or action relating to the Securitization IP without the prior consent of IP Holder.  IP Holder shall be entitled to any and all settlement amounts, damages, license fees, and costs recovered or required to be paid relating to the Securitization IP.

(v)           The IP Holder and the Transaction Manager expressly agree that, to the fullest extent allowed by law, all Copyrights included in any After-Acquired IP Assets created as a result of the Transaction Manager’s services hereunder shall be considered a “work made for hire,” as that term is defined in Section 101 of the United States Copyright Act, as amended, and shall vest in the IP Holder as author.  Any right, title and interest in and to the After-Acquired IP Assets, whether copyrightable or not, including any works which may be deemed by competent authority not to be “works made for hire” created pursuant to this Transaction Management Agreement, are hereby assigned by the Transaction Manager to the IP Holder.  The Transaction Manager shall, at its own expense, execute, and secure the execution or other written authorization from the applicable authors retained by the Transaction Manager, of all Copyrights or other transfer or conveyance of ownership in any such After-Acquired IP Assets transferred to the IP Holder pursuant to this Transaction Management Agreement.

(j)                                     License Grant.  (i)  IP Holder grants to the Transaction Manager a non-exclusive, license in and right to use the Securitization IP to the extent reasonably necessary for the Transaction Manager to perform its obligations hereunder.  The Transaction Manager shall use the Securitization IP licensed pursuant to this Section 2.1(j) subject to the terms of the Related Documents and any other agreements relating to the Securitization IP.  The foregoing license grant shall extend to the Transaction Manager’s employees, agents and, solely to the extent the same are permitted to perform obligations of the Transaction Manager hereunder, independent contractors.  Such license shall terminate on the date this Transaction Management Agreement is terminated.  The fee for such license shall be an amount equal to $25,000 payable to IP Holder on the date hereof.

(ii)  The Transaction Manager acknowledges that it is not the owner of the Securitization IP and that its right to use the Securitization IP is derived solely from this Transaction Management Agreement.  The Transaction Manager acknowledges that it shall not acquire or claim adversely to the IP Holder any right, title or interest in and to any of the Securitization IP or any of the goodwill related thereto.  The Transaction Manager acknowledges that each and every use of the Securitization IP by the Transaction Manager under this Transaction Management Agreement and any and all goodwill resulting from the Transaction Manager’s use of the Securitization IP shall at all times inure to the benefit of the IP Holder, and the Transaction Manager agrees to execute any and all documents that may be submitted to the Transaction Manager reasonably necessary to carry out the intention of this covenant.  This covenant shall survive termination of this Transaction Management Agreement for any reason.

Section 2.2.  Transaction Management Fee and Reimbursement of Expenses.

(a)                                  As compensation for the performance of the Transaction Management Services and the Transaction Servicing Services, the Transaction Manager, or any Person operating on its behalf, shall be entitled to receive and accrue to its benefit, the Transaction Management Fee.  The Transaction Management Fee will be adjusted annually based on the CPI.  In addition, the Transaction Manager, or any Person operating on its behalf, shall be entitled to reimbursement of all expenses incurred by the Transaction Manager.  The Transaction Management Fee and any reimbursement of expenses shall be payable to the Transaction Manager, or any Person operating on its behalf, solely pursuant to the terms hereof, and only to the extent amounts are available for payment under, Section 5.13 of the Base Indenture.

(b)                                 Power of Attorney.  Subject to Section 6(c) of the Replacement Management Agreement, so long as this Transaction Management Agreement is in effect, each of the Master Issuer and each Issuer Subsidiary hereby irrevocably constitutes and appoints the Transaction Manager, any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority to act in the place and stead of the Master Issuer, Contract Holder, Equipment Holder and IP Holder, respectively, and in the name of the Master Issuer,

Contract Holder, Equipment Holder or IP Holder, respectively, or in its own name, from time to time in the Transaction Manager’s discretion, for the purpose of providing the Transaction Services in accordance with the terms of this Transaction Management Agreement, and will execute the power of attorney in the form attached hereto as Exhibit A, which power of attorney shall terminate with respect to the Transaction Manager in the event that the Transaction Manager’s rights under this Transaction Management Agreement are terminated as provided for herein but shall be effective for each successor Transaction Manager.

ARTICLE III.

TERM OF AGREEMENT

The term of this Transaction Management Agreement shall commence on the date hereof (the “Effective Date”) and, except as provided in Article VII, shall expire on the last day of each calendar month thereafter; provided, however, that the Securitization Entities may renew this Transaction Management Agreement for the following calendar month if they give the Transaction Manager prior written notice of such election (which notice will be included in the Monthly Manager’s Certificate which the Co-Issuers will provide to the Transaction Manager for further delivery on the Co-Issuers’ behalf, as provided in Section 4.1(b) of the Base Indenture).  Should the Securitization Entities fail to deliver a written notice of renewal, the Securitization Entities may, at any time prior to the end of the next calendar month, deliver a notice to the Transaction Manager that they wish to reinstate this Transaction Management Agreement, in which case this Transaction Management Agreement shall be deemed to have been renewed for such calendar month.  The Transaction Manager may terminate this Transaction Management Agreement any time following the date that the Indenture has been satisfied and discharged in accordance with the terms thereof.

ARTICLE IV.

DEPOSIT OF CUSTOMER COLLECTIONS

The Transaction Manager acknowledges and agrees that all Customer Collections shall be the property of the Contract Holder.  All Customer Collections received by the Transaction Manager shall be deposited by the Transaction Manager into the Concentration Account within two Business Days after receipt thereof.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE TRANSACTION MANAGER

Section 5.1.  Representations and Warranties.  The Transaction Manager represents and warrants to and in favor of the Master Issuer and each Issuer Subsidiary that as of the Effective Date:

(a)                                  Organization, Power, Qualification.  The Transaction Manager is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, has the power, legal right and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to be so qualified would, individually or in the aggregate, have an Intercompany Agreement MAE.

(b)                                 Authorization, Enforceability.  The Transaction Manager has the power, and has taken all necessary action to authorize it to execute, deliver and perform this Transaction Management Agreement in accordance with its terms and to consummate the transactions contemplated hereby.  This Transaction Management Agreement has been duly executed and delivered by the Transaction Manager and is a legal, valid and binding obligation of the Transaction Manager, enforceable in accordance with its terms, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar law affecting the enforcement of creditors’ rights and secured parties generally, and subject to the limitation that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)                                  Non-Contravention.  The execution, delivery and performance of this Transaction Management Agreement in accordance with its terms and the consummation of the transactions contemplated hereby by the Transaction Manager do not and will not (i) require any consent or approval of any Person, except for consents and approvals that have already been obtained, (ii) violate any Requirements of Law, (iii) conflict with, result in a breach of, or constitute a default under its Organization Documents, as the same may have been amended or restated, or conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any indenture, agreement or other instrument, to which the Transaction Manager is a party or by which it or any of its properties or assets may be bound, which conflict, breach or default would have an Intercompany Agreement MAE, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Transaction Manager except the Lien in favor of the Noteholders under the Indenture.

(d)                                 No Litigation.  There is no pending action, suit, proceeding or investigation, against or affecting the Transaction Manager before any court, administrative agency, arbitrator or governmental body or, to the best knowledge of the Transaction Manager, any threatened action or proceeding, against or affecting the Transaction Manager before any of the foregoing which, if decided adversely to the Transaction Manager, would have an Intercompany Agreement MAE.  The Transaction Manager is not subject to any material order of any court, governmental authority or agency or arbitration board or tribunal.

(e)                                  Governmental Regulation.  No consent, order or other action of, or filing with, any Governmental Authority is required by the Transaction Manager in connection with the execution, delivery and performance of this Transaction Management Agreement, except those that have been obtained or made or where the failure to so obtain or make would not have an Intercompany Agreement MAE.

(f)                                    Investment Company.  The Transaction Manager is not an “investment company” within the meaning of the Investment Company Act.

(g)                                 Bankruptcy.  The Transaction Manager is not a debtor in a bankruptcy case.

(h)                                 Absence of Default.  The Transaction Manager is in compliance with all of the provisions of its Organizational Documents, as the same may have been amended or restated (or comparable constitutive documents) and no event has occurred, or failed to occur, which has not been remedied or waived, the occurrence or nonoccurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) a Transaction Manager Default or (ii) a default by the Transaction Manager under any agreement or other instrument, or any judgment, decree or order to which the Transaction Manager is a party or by which the Transaction Manager or any of its properties or assets may be bound, which default would have an Intercompany Agreement MAE.

(i)                                     Taxes.  The Transaction Manager has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto where the failure to do so would have an Intercompany Agreement MAE.  There has been no waiver of any statutes of limitation in respect of taxes or agreement to any extension of time with respect to a tax assessment or deficiency of the Transaction Manager; there is no claim, audit, action, suit or proceeding against or with respect to the Transaction Manager in any tax; the Transaction Manager has not received from any taxing authority any formal or informal (i) notice indicating an intent to open an audit or other review, (ii) request for information related to tax matters or (iii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted or assessed by any taxing authority against the Transaction Manager.

(j)                                     Defaults.  The Transaction Manager has no knowledge of any Transaction Manager Default or Indenture Event of Default or any event which the Transaction Manager reasonably believes will result in the occurrence of an Indenture Event of Default or Transaction Manager Default.

(k)                                  Subsidiaries.  There are no corporations, partnerships, limited liability companies, joint ventures or other business entities in which the Transaction Manager owns, of record or beneficially, a direct or indirect equity interest or contract or agreement, contingent or otherwise, to acquire the same.

(l)                                     Insurance. The Transaction Manager has the insurance set forth on Schedule 5.1(l) hereto, with financially sound insurers, and such insurance provides coverage against such risks and on such amounts (subject to deductibles) as is customary for business operations of the type conducted by the Transaction Manager.

(m)                               No ERISA Plan.  Neither the Transaction Manager nor any corporation or trade, business, organization or other entity (whether or not incorporated) that would be treated together with any Securitization Entity as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA has established, maintains, contributes to, or has any liability in respect of (or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Plan.  No corporation or trade, business, organization or other entity (whether or not incorporated) that is a member of a Controlled Group which includes the Transaction Manager has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

ARTICLE VI.

COVENANTS OF THE TRANSACTION MANAGER

Section 6.1.  Covenants.  So long as this Transaction Management Agreement remains in effect:

(a)                                  Annual Accountants’ Reports.  As soon as available, the Transaction Manager shall furnish, or cause to be furnished, to the Trustee, the Administrative Agent and the Rating Agencies the Annual Accountants’ Reports received from the Master Manager pursuant to Section 6.1(b) of the Master Management Agreement.

(b)                                 Notices.  The Transaction Manager will give prompt notice in a manner consistent with Section 8.1 hereof (A) to the Trustee and the Administrative Agent of (i) an Indenture Event of Default of which the Transaction Manager has actual knowledge, (ii) a Transaction Manager Default of which the Transaction Manager has actual knowledge, and (iii) any event of which the Transaction Manager has actual knowledge that the Transaction Manager reasonably believes will result in the occurrence of an Indenture Event of Default or Transaction Manager Default if not cured or waived within any relevant grace period (such notice, a “Notice of Default”) and (B) to the applicable Rating Agencies, with respect to any amendment to this Transaction Management Agreement, other than clerical or administrative amendments.

(c)                                  Company Existence; Governing Documents.  The Transaction Manager will keep in full force and effect its existence and rights as a limited liability company under the laws of its state of organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Transaction Management Agreement.  The Transaction Manager shall maintain its existence separate and distinct from the Master Issuer and the Issuer Subsidiaries.

(d)                                 Modification of Customer Contract Origination Practices.  The Transaction Manager agrees that immediately prior to the Effective Date, one of NuCO2 Inc.’s objectives was the development and maintenance of relationships with Customers pursuant to Customer Contracts that are (i) written and (ii) of a long term nature.  The Transaction Manager agrees to cause the Equipment Holder or the Contract Holder to maintain the practice, with respect to all or a substantial portion of new and existing Customer Contracts, of (i) having written Customer Contracts and (ii) unless the Transaction Manager determines, in accordance with the Transaction Management Standard, that it is not commercially reasonable or practicable to do so, having Customer Contracts of a long term nature.  Nothing in this Section 6.1(d) shall prohibit the Transaction Manager from allowing (subject to the Transaction Management Standard) the Contract Holder or the Equipment Holder, on a case by case basis, to originate individual new Customer Contracts of a short term nature or modify individual existing Customer Contracts to shorten the term thereof.

(e)                                  Requirements of Law.  If the grant by the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder of the first priority perfected security interests under the Indenture, or any portion or aspect thereof, requires any further approval, perfection or compliance with any Requirements of Law or administrative rule, or shall be prohibited under or in violation of any Requirements of Law or administrative rule, the Transaction Manager agrees to cause the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder, as applicable, to do all things and, at its expense, to take all action reasonably necessary or advisable to obtain all such approvals and to accomplish such perfection or compliance, and/or expeditiously to remove any prohibition and cure any violation, so as to effectuate to the fullest extent permissible by law the entire security interest granted under the Indenture.

(f)                                    No Liens.  The Transaction Manager shall not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder other than the Lien of the Indenture and any other Related Documents and Permitted Liens.

(g)                                 Inspection.  At any time and from time to time, the Transaction Manager shall permit the Master Issuer, the Contract Holder, the Equipment Holder, the IP Holder, the Administrative Agent, or their respective agents or representatives, during regular business hours and upon five Business Days’ prior written notice (but not more often than two times in any twelve month period so long as no Transaction Manager Default has occurred and is continuing):  (i) to examine and make copies of and abstracts from the books and records (financial and corporate) of the Transaction Manager, insofar as they relate to the assets of the Issuer Subsidiaries or its duties hereunder as Transaction Manager, (ii) to visit the offices and properties of the Transaction Manager for the purpose of examining such books and records and to discuss matters relating thereto and to the performance of the Transaction Manager under this Transaction Management Agreement with any of the officers or employees of the Transaction Manager having knowledge of such matters and (iii) to monitor the quality of products and services marketed under or in connection with the Securitization IP.

(h)                                 Securitization IP Notices.  The Transaction Manager shall notify the IP Holder and the Trustee promptly (i) if it knows or reasonably believes that any pending application for registration or recording of a material Trademark or a registration or recording of a material Trademark may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including any proceeding in the PTO or any court or tribunal in any country); and (ii) of any claim by a third party that the Trademarks may be materially infringing on the rights of a third party in the United States.

In the event that any material Securitization IP is infringed, misappropriated, diluted or violated by a third party, the Transaction Manager shall notify the IP Holder and the Trustee promptly after the Transaction Manager has actual knowledge of such circumstance.

(i)                                     The Transaction Manager Not To Resign; No Assignment.

(i)                                     The Transaction Manager shall not resign from the duties and obligations hereby imposed on it except upon a determination by the Master Issuer and each Issuer Subsidiary that by reason of a change in applicable legal requirements, the continued performance by the Transaction Manager of its duties under this Transaction Management Agreement would cause it to be in material violation of such legal requirements (i.e., requirements pursuant to law or regulation, rather than contractual), said determination to be evidenced by an opinion of counsel to such effect.

(ii)                                  The Transaction Manager may not assign this Transaction Management Agreement, without the prior written consent of the Master Issuer and each Issuer Subsidiary.

(iii)                               Except as provided in this Section 6.1(i) or in Sections 7.2 and 7.3, the duties and obligations of the Transaction Manager under this Transaction Management Agreement shall continue until this Transaction Management Agreement shall have been terminated as provided in Articles III and VII, and shall survive the exercise by the Master Issuer, the Contract Holder, the Equipment Holder or the IP Holder of any right or remedy under this Transaction Management Agreement, or the enforcement by the Master Issuer, the Contract Holder, the Equipment Holder or  the IP Holder of any provision of this Transaction Management Agreement.  The Transaction Manager shall continue to serve as Transaction Manager hereunder until such time as a successor shall be appointed and assume the duties of Transaction Manager hereunder.

(j)                                     Insurance. The Transaction Manager shall maintain, or cause the Master Issuer and the Issuer Subsidiaries to maintain, as applicable, with financially sound insurers, insurance coverages customary for business operations of the type conducted in respect of the transactions contemplated by the Related Documents and the assets of the Issuer Subsidiaries.  The Transaction Manager shall annually provide to the Trustee, the Administrative Agent and the Replacement Manager evidence that the insurance required to be maintained by the Transaction Manager, the Master Issuer and the Issuer Subsidiaries hereunder is in full force and effect, by not later than July 31 of each calendar year.  The Transaction Manager shall forward to the Trustee, within 5 Business Days of receipt, any notices received indicating that any insurance maintained by the Master Issuer and the Issuer Subsidiaries will lapse.

(k)                                  Taxes.  The Transaction Manager shall, and shall cause the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder to, (i) pay all Taxes when due or payable, together with any interest or penalty, addition to tax or additional amount imposed thereon or in connection therewith, (ii) file, when due, all tax returns, statements, reports or forms required to be filed with any taxing authority and (iii) except for consolidated tax returns, not become, or permit itself to become, liable for the Taxes of any other Person or entity, whether by contract, operation of law or otherwise.

(l)                                     Maintain Business.  The Transaction Manager shall cause the Contract Holder, the Equipment Holder and the Employee Company to be primarily engaged in the Bulk Gases Business.

(m)                               Information.  All written information, reports and other papers and data furnished by the Transaction Manager hereunder shall be, at the time the same is so furnished, true and correct in all material respects.

(n)                                 Default.  The Transaction Manager shall not willfully cause the Securitization Entities to default under the Related Documents.

ARTICLE VII.

EVENTS OF DEFAULT

Section 7.1.  Transaction Manager Default.  Each of the following shall constitute a “Transaction Manager Default”:

(a)                                  the Transaction Manager shall fail to deliver (i) the Manager’s Certificates, the Noteholders’ Statement and the Compliance Certificate within one Business Day after the date that such report is due or (ii) any other report required to be delivered by the Transaction Manager under the Related Documents within five Business Days after the date that such report is due; or

(b)                                 the Transaction Manager shall fail within two Business Days after receipt thereof, to remit or cause to be remitted to the Concentration Account, or as otherwise directed by the Contract Holder, any Customer Collections received by it; or

(c)                                  default in the performance, or breach, of any covenant of the Transaction Manager in this Transaction Management Agreement (not referenced in clause (b) above), and where such default or breach continues for a period of 30 days after the earlier of (i) the date on which an officer of the Transaction Manager first has actual, personal knowledge of such default or breach and (ii) the date on which a Notice of Default, specifying in reasonable detail, such default or breach and requiring it to be remedied shall have been given to the Transaction Manager; or

(d)                                 a failure of any representation or warranty of the Transaction Manager in this Transaction Management Agreement to be true and correct in all material respects as and when made, which, if susceptible of being cured, remains uncured 30 days after the earlier of (i) the date on which an officer of the Transaction Manager first has actual, personal knowledge of such failure  and (ii) the date on which a Notice of Default, specifying in reasonable detail, such failure and requiring it to be remedied shall have been given to the Transaction Manager; or

(e)                                  the entry of a decree or order for relief by a court having jurisdiction in respect of the Transaction Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transaction Manager or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transaction Manager and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(f)                                    the commencement by the Transaction Manager of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Transaction Manager to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transaction Manager or any substantial part of its property or the making by the Transaction Manager of an assignment for the benefit of creditors or the failure by the Transaction Manager generally to pay its debts as such debts become due or the taking of action by the Transaction Manager in furtherance of any of the foregoing; or

(g)                                 a final non-appealable judgment shall be entered by any court against the Transaction Manager (i) for the payment of money the uninsured portion of which, together with the uninsured portion of all other outstanding final non-appealable judgments against the Transaction Manager, exceeds $15,000,000 in the aggregate and either (A) such judgment is not discharged within the period of 30 days after entry thereof or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment shall not be in effect or (ii) for equitable or injunctive relief that has an Intercompany Agreement MAE.

Section 7.2.  Termination of Transaction Manager.

(a)                                  In the event of a Transaction Manager Default or at any time during a Hot Back-Up Services Period (as defined in the Replacement Management Agreement), the Securitization Entities shall have all rights and remedies against the Transaction Manager as may exist at law or in equity, and in such event or period, as applicable, any Securitization Entity (at the direction of the Control Party or the Replacement Manager) may by notice then given in writing to the Transaction Manager (a “Transaction Manager Termination Notice”), terminate all or any part of the rights and obligations of the Transaction Manager under this Transaction Management Agreement.

(b)                                 After receipt by the Transaction Manager of a Transaction Manager Termination Notice, on the date that a successor Transaction Manager shall have been appointed by the Securitization Entities pursuant to Section 7.3, all authority and power of the Transaction Manager under this Transaction Management Agreement shall pass to and be vested in such successor Transaction Manager (a “Transaction Management Transfer”).  The Transaction Manager agrees to cooperate with the Securitization Entities and the successor Transaction Manager in effecting the termination of the responsibilities and rights of the Transaction Manager to conduct the Transaction Services hereunder, including, without limitation, the transfer to such successor Transaction Manager of all authority of the Transaction Manager to conduct the Transaction Services.  The Transaction Manager shall promptly (x) assemble all of the Transaction Manager’s documents (including copies of all Customer Contracts), instruments and other records (including files, licenses, rights, copies of all relevant computer programs and any necessary licenses for the use thereof, related material, computer tapes, disks, cassettes and data) that are necessary or desirable to enable the successor Transaction Manager to effect the immediate performance of the Transaction Services hereunder, with or without the participation of the Master Issuer, the Issuer Subsidiaries or the Transaction Manager, and (y) either (i) deliver all of the foregoing documents, instruments and other records to the successor Transaction Manager at a place designated by it or (ii) grant a license to (x) occupy and use the premises where all of the foregoing documents, instruments and other records are located and (y) access such documents, instruments and other records.

(c)                                  Within 30 days of termination of this Transaction Management Agreement for any reason, the Transaction Manager shall deliver and surrender up to the IP Holder any and all products, materials or other physical objects containing the Trademarks included in the Securitization IP or Confidential Information of the IP Holder and any copies of copyrighted works included in the Securitization IP in the Transaction Manager’s possession or control, and shall terminate all use of all Securitization IP, including trade secrets.

(d)                                 All costs and expenses incurred by the Transaction Manager, the successor Transaction Manager, the Master Issuer and the Issuer Subsidiaries in connection with any Transaction Management Transfer shall be reimbursed pursuant to the terms, and to the extent of amounts available for payment under, Section 5.13 of the Base Indenture.

(e)                                  The parties hereto each agree that the successor Transaction Manager shall be selected in accordance with the terms of the Replacement Management Agreement.  In the event of any conflict between this Management Agreement and the Replacement Manager Agreement, the Replacement Management Agreement shall control.

Section 7.3.  Appointment of Successor Transaction Manager.

(a)                                 On and after the date of receipt by the Transaction Manager of a Transaction Manager Termination Notice pursuant to Section 7.2  or the Transaction Manager’s resignation in accordance with the terms of this Transaction Management Agreement, the Transaction Manager shall continue to perform all Transaction Services hereunder, until (i) in the case of termination the date specified in such Transaction Manager Termination Notice or, if no such date is specified in such Transaction Manager Termination Notice or is otherwise specified by the Securitization Entities (acting at the direction of the Control Party or the Replacement Manager) or (ii) a date mutually agreed up by the Transaction Manager and the Securitization Entities, and in the case of resignation, is the date upon which the predecessor Transaction Manager shall become unable to act as Transaction Manager, as specified in the notice of resignation.  The Securitization Entities (acting at the direction of the Control Party or the Replacement Manager) shall as promptly as possible after the giving of a Transaction Manager Termination Notice or receiving notice of the Transaction Manager’s resignation, appoint a successor Transaction Manager.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1.                      Notices.  All notices from one party to the other party shall be in writing and shall be sent to the other party’s address by (a) delivery by a reputable courier service or by certified mail (return receipt requested) or (b) by facsimile transmission (or the equivalent transmission providing written confirmation of receipt at the facsimile number of the addressee) with a copy sent in either manner described in clause (a), all charges prepaid.  The date of receipt or refusal to accept shall be the effective date of any such notice.

Master Issuer NuCO2 Funding LLC 2800 S.E. Market Place Stuart, FL 34997 Attention: General Counsel	The Transaction Manager NuCO2 Management LLC 2800 S.E. Market Place Stuart, FL 34997 Attention: General Counsel

Contract Holder NuCO2 LLC 2800 S.E. Market Place Stuart, FL 34997 Attention: General Counsel	Equipment Holder NuCO2 Supply LLC 2800 S.E. Market Place Stuart, FL 34997 Attention: General Counsel

IP Holder NuCO2 IP LLC 2800 S.E. Market Place Stuart, FL 34997 Attention: General Counsel	Trustee U.S. Bank National Association EP-MN-WS3D 60 Livingston Avenue St. Paul, MN 55107 Attention: Structured Finance/NuCO2

Moody’s Moody’s Investors Service, Inc. 7 World Trade Center 250 Greenwich Street, 25th Floor New York, NY 10007 Attention: ABS/RMBS Monitoring Department Facsimile: 212-553-0573	Fitch Fitch, Inc. 70 W. Madison, Suite 1100 Chicago, IL 60602 Attention: ABS Surveillance - New Assets Facsimile: 312-368-2069

Section 8.2.  Entire Agreement.  This Transaction Management Agreement and the other Related Documents set forth the entire agreement and understanding among the parties with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made.

Section 8.3.  Severability.  If any provision of this Transaction Management Agreement or the application of any provision hereof to any Person or in any circumstances is held invalid, the remainder of this Transaction Management Agreement and the application of such provision to other Persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Transaction Management Agreement.

Section 8.4.  CONSENT TO JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION MANAGEMENT AGREEMENT OR ANY OTHER RELATED DOCUMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL

CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING, OR DELIVERY, OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 8.1 HEREOF.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 8.5.  Waiver of Jury Trial.  The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Transaction Management Agreement, or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise.  The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury.  Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 8.5 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Transaction Management Agreement or any provision hereof.  This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Transaction Management Agreement.

Section 8.6.  Further Assurances.  The Transaction Manager shall furnish to each of the Master Issuer and each Issuer Subsidiary any further instruments, in form and substance reasonably satisfactory to it, which it may reasonably require or deem necessary, from time to time, to evidence, establish, protect, enforce, defend or secure it and any and all of its rights hereunder.

Section 8.7.  Amendments; Waivers.  Any term, covenant, agreement or condition of this Transaction Management Agreement may only be amended with the consent of the Transaction Manager, the Master Issuer and each Issuer Subsidiary or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Master Issuer and each Issuer Subsidiary and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent or waiver is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or as a Transaction Manager Default.

Section 8.8.  Third Party Beneficiaries.  Each of the Control Party and the Replacement Manager is an intended third party beneficiary of this Transaction Management Agreement and may exercise the rights of the Transaction Manager and each of the Co-Issuers, and enforce the obligations of the Transaction Manager and each of the Co-Issuers hereunder, in each case without the consent of either the Transaction Manager or any of the Co-Issuers, provided that such action shall be in accordance with the terms of the Replacement Management Agreement.

Section 8.9.  Successors and Assigns.  This Transaction Management Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.  All agreements, statements, representations and warranties made by the Transaction Manager herein or in any certificate or other instrument delivered by the Transaction Manager or on its behalf under this Transaction Management Agreement shall be considered to have been relied upon by the Master Issuer and each Issuer Subsidiary and shall survive the execution and delivery of this Transaction Management Agreement.  The Transaction Manager acknowledges and agrees that the rights of the Securitization Entities hereunder will be pledged to the Trustee pursuant to the Indenture.

Section 8.10.  No Bankruptcy Petition.  The Transaction Manager by entering into this Transaction Management Agreement covenants and agrees that, prior to the date which is one year and one day after the full satisfaction and discharge of the Indenture in accordance with the terms thereof, it will not institute against, or join any other Person in instituting against the Master Issuer or any Issuer Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

Section 8.11.  Relationship of Parties.  Except as provided in Section 8.15 of this Agreement, nothing contained in this Transaction Management Agreement is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy, agency or other relationship of any nature whatsoever between the Master Issuer and the Issuer Subsidiaries, on the one hand, and the Transaction Manager, on the other hand.  The Transaction Manager acknowledges that (a) the Transaction Manager is represented by competent counsel and has consulted counsel before executing this Transaction Management Agreement and (b) it has relied solely on its own judgment and advisors in entering into the transactions contemplated hereby.

Section 8.12.  Limitation on Liability; Indemnity.  (a) None of the members, managers, directors, officers, employees or agents of the Transaction Manager shall be under any liability to the Master Issuer, the Contract Holder, the Equipment Holder, the IP Holder, or any other Person for any action taken or for refraining from the taking of any action taken in good faith pursuant to this Transaction Management Agreement; provided, however, that this provision shall not protect the Transaction Manager against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(b)                                 Notwithstanding the foregoing, the Transaction Manager hereby agrees to indemnify and hold harmless each of the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder, each successor and assign of the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder, as the case may be, and each of their respective officers, directors, affiliates, agents and representatives from and against any claim, loss, liability, damage, settlement, cost or other expense including reasonable attorney’s fees and expenses that arise out of, relate to or are in connection with any negligent act or any negligent failure to act of the Transaction Manager in the performance of its duties hereunder or any breach by the Transaction Manager of any representation, covenant or other provision hereunder.

This Section 8.12 shall survive termination of this Transaction Management Agreement.

Section 8.13.  Governing Law.

THIS TRANSACTION MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 8.14.  Counterparts.  This Transaction Management Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.15.  Limitation on Payment.  Any and all payments, including but not limited to fees, expenses and costs, to be made to the Transaction Manager under this Transaction Management Agreement shall be made only to the extent of funds available therefor in accordance with Section 5.13 of the Base Indenture.

Section 8.16.  Status of Parties.  The Transaction Manager is authorized pursuant to this Transaction Management Agreement to act as the authorized agent of the Master Issuer and the Issuer Subsidiaries for the purposes set forth in this Transaction Management Agreement.

Section 8.17.  Limitations on Authority.  Except as expressly set forth herein, the Transaction Manager shall not be authorized to manage the affairs of the Master Issuer, the Contract Holder, the Equipment Holder or the IP Holder.  The management, policies, and operations of the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder shall be the responsibility of the Master Issuer, Contract Holder, the Equipment Holder and the IP Holder, respectively, and officers of the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder, respectively, acting pursuant to and in accordance with their respective Organizational Documents and other applicable documents.

Section 8.18.  Headings and Captions.  The headings or captions in this Transaction Management Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Transaction Management Agreement or any provisions thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Transaction Management Agreement has been executed by the duly authorized signatories of the parties hereto all as of the day and year first above written.

NuCO2 Management LLC, as Transaction Manager

By:	NuCO2 Inc., its Member

	By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NuCO2 Funding LLC, as Master Issuer

By:	NuCO2 Inc., its Member

	By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NuCO2 LLC, as Contract Holder

By:	NuCO2 Funding LLC, its Member

	By:	NuCO2 Inc., its Member

		By:	/s/ Eric M. Wechsler
		Name:	Eric M. Wechsler
		Title:	General Counsel

[SIGNATURE PAGE CONTINUES]

NuCO2 Supply LLC, as Equipment Holder

By:	NuCO2 Funding LLC, its Member

	By:	NuCO2 Inc., its Member

		By:	/s/ Eric M. Wechsler
		Name:	Eric M. Wechsler
		Title:	General Counsel

NuCO2 IP LLC, as IP Holder

By:	NuCO2 Funding LLC, its Member

	By:	NuCO2 Inc., its Member

		By:	/s/ Eric M. Wechsler
		Name:	Eric M. Wechsler
		Title:	General Counsel

EXHIBIT A

POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY (SPECIAL)

KNOW ALL MEN BY THESE PRESENTS, that each of NuCO2 Funding LLC (the “Master Issuer”), NuCO2 LLC (the “Contract Holder”), NuCO2 Supply LLC (the “Equipment Holder”) and NuCO2 IP LLC (the “IP Holder”) in its full capacity under the Transaction Management Agreement (the “Transaction Management Agreement”), dated as of May 28, 2008, by and between NuCO2 Management LLC, as transaction manager (the “Transaction Manager”), the Master Issuer, the Contract Holder, the Equipment Holder and the IP Holder, does hereby nominate, constitute and appoint the Transaction Manager as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the Transaction Manager to provide the Transaction Services in accordance with the terms of the Transaction Management Agreement, giving and granting unto the Transaction Manager full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the Transaction Manager shall lawfully do or cause to be done by virtue hereof.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Transaction Management Agreement.

1

IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this        day of                          2008.

NuCO2 Funding LLC, as Master Issuer

By:	NuCO2 Inc., its Member

By:
Name:
Title:

NuCO2 LLC, as Contract Holder

By:	NuCO2 Funding LLC, its Member

	By:	NuCO2 Inc., its Member

By:
Name:
Title:

NuCO2 Supply LLC, as Equipment Holder

By:	NuCO2 Funding LLC, its Member

	By:	NuCO2 Inc., its Member

By:
Name:
Title:

NuCO2 IP LLC, as IP Holder

By:	NuCO2 Funding LLC, its Member

	By:	NuCO2 Inc., its Member

By:
Name:
Title:

Schedule 5.1(l)

INSURANCE

Policy	Primary Insured	Co-Insureds
Auto	NuCO2 Supply LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Workers Compensation	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
General Liability	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Umbrella	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Excess Liability	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Punitive Damages Wrap	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Property	NuCO2 Supply LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Crime	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Employment Practices	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
D&O (no transfer)	NuCO2 Inc.	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, Alvarez & Marsal, Inc., Alvarez & Marsal North America, LLC